Exhibit 99.1

Semler Reports Third Quarter 2015 Financial Results

Year Over Year Growth of 74%; Quarterly Growth of 20%

PORTLAND, Ore. – October 30, 2015 – Semler Scientific, Inc. (Nasdaq: SMLR; “Semler”), a company that provides diagnostic and testing services to healthcare insurers and physician groups, today reported financial results for the third quarter ended September 30, 2015.

“In the third quarter of 2015, Semler reported continued progress with year over year revenue growth of 74% and quarter over quarter revenue growth of 20%” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “During this period, we booked new orders expected to generate additional revenues in the fourth quarter from WellChec™, our new multi-test service offering, and we launched QuantaFlo™, our next generation testing system for vascular disease.”

FINANCIAL RESULTS

In the three months ended September 30, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $1,562,000, an increase of $665,000, or 74%, compared to $897,000
•	Cost of revenue of $385,000, an increase of $207,000, or 117%, compared to $178,000
•	Total operating expenses, which include cost of revenue, of $3,114,000, an increase of $850,000, or 37%, compared to $2,264,000
•	Net loss of $1,580,000, or $0.32 per share, an increase of $114,000, or 8%, compared to a net loss of $1,466,000, or $0.31 per share

In the nine months ended September 30, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $4,067,000, an increase of $1,487,000, or 58%, compared to $2,580,000
•	Cost of revenue of $887,000, an increase of $383,000, or 76%, from $504,000
•	Total operating expenses, which include cost of revenue, of $8,281,000, an increase of $2,536,000, or 44%, compared to $5,745,000
•	Net loss of $4,293,000, or $0.87 per share, an increase of $978,000, or 30%, compared to a net loss of $3,315,000, or $0.85 per share
•	During the nine months of 2015, we issued and sold an aggregate of 260,500 shares of our common stock for an aggregate cash purchase price of $999,100

In the three months ended September 30, 2015, compared to the three months ended June 30, 2015, Semler had:

•	Revenue of $1,562,000, an increase of $259,000, or 20%, compared to $1,303,000
•	Cost of revenue of $385,000, an increase of $141,000, or 58%, from $244,000

•	Total operating expenses, which include cost of revenue, of $3,114,000, an increase of $498,000, or 19%, compared to $2,616,000
•	Net loss of $1,580,000, or $0.32 per share, an increase of $239,000, or 18%, compared to a net loss of $1,341,000, or $0.27 per share
•	Unrestricted cash of $1,925,000, a decrease of $415,000 compared to $2,340,000

Third Quarter 2015 Highlights

The third quarter of 2015 for Semler resulted in continued revenue expansion. Other highlights included:

•	The launch of QuantaFlo™, the next generation product for testing for vascular disease. Semler believes that customers will be attracted to its enhanced performance features and expanded marketing labeling.

•	The initiation of our second contract this year for WellChec™, our new multi-test service offering.

•	Obtaining several new orders for WellChec™, which if successfully fulfilled would significantly impact revenue in the fourth quarter of 2015.

“We had our best quarter in dollar terms of sequential quarterly growth and added new larger clients contracting for our WellChec™ service,” said Dr. Murphy-Chutorian. “We are furthering our goal to aid physicians and insurance plans to evaluate their patients earlier and more comprehensibly, which may in turn lead to more prevention and lower healthcare costs,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EST, Friday, October 30, 2015. The call will address third quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing (877) 359-9508 for domestic callers and (224) 357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Third Quarter 2015 Financial Results Call, conference ID#: 57014373." The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Unaudited Condensed Statements of Operations

(In thousands, except share and per share amounts)

	For the three months ended September 30		For the nine months ended September 30
	2015	2014	2015	2014

Revenue	$1,562	897	$4,067	2,580

Operating expenses:
Cost of revenue	385	178	887	504
Engineering and product development	268	262	983	906
Sales and marketing	1,314	1,040	3,809	2,514
General and administrative	1,147	784	2,602	1,821

Total operating expenses	3,114	2,264	8,281	5,745

Loss from operations	(1,552)	(1,367)	(4,214)	(3,165)

Other expense:	(28)	(99)	(79)	(150)

Net loss	$(1,580)	$(1,466)	$(4,293)	$(3,315)

Net loss per share, basic and diluted	$(0.32)	$(0.31)	$(0.87)	$(0.85)

Weighted average number of shares used in computing basic and diluted loss per share	4,983,198	4,708,162	4,909,354	3,900,746

Semler Scientific, Inc.

Unaudited Condensed Balance Sheet

(In thousands of U.S. Dollars)

	As of	As of
	September 30, 2015	December 31, 2014

Cash and restricted cash	$1,925	$6,256
Other current assets	529	490
Noncurrent assets	1,066	754
Total assets	3,520	7,500

Current liabilities	2,941	4,064
Non-current Liabilities	48	-
Stockholders' equity	531	3,436
Total liabilities and stockholders' equity	$3,520	$7,500

About Semler Scientific, Inc.:

Semler Scientific, Inc., is a company that provides diagnostic and testing services to healthcare insurers and physician groups. Our mission is to develop, manufacture and market innovative proprietary products and services that assist healthcare providers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015. In April 2015, we launched our multi-test service offering, WellChec™, to more comprehensively evaluate patients for chronic disease. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding the WellChec™ platform and its impact on revenue growth, as well the effects of Semler Scientific’s products and services on prevention and healthcare costs. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its vascular disease testing products or adopt WellChec™, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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